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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 18, 1996 included herein, and to all references to our Firm included in or made a part of this registration statement.

                                         ARTHUR ANDERSEN LLP


Melville, New York
December 23, 1996